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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 2, 2001, included in this Form 10-K, into the previously filed Form S-8 Registration Statements, File Nos. 33-5493, 2-83293, 33-43560, 33-48724, 333-05117, 333-05119, 333-74831 and 333-44752, of Pacific
Capital Bancorp and subsidiaries.


Arthur Anderson LLP

Los Angeles, California
March 15, 2001